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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ____________



                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) February 12, 1997



                             CORUS BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-6136

              Minnesota                                  41-0823592
(State of incorporation of organization)    (I.R.S. Employer Identification No.)


3959 N. Lincoln Ave., Chicago, Illinois                    60613
(Address of principal executive offices)                 (Zip Code)


                                 (773) 549-7100
                        (Registrant's telephone number)



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                             CORUS BANKSHARES, INC.


Item 4.  Changes in Registrant's Certifying Accountant

On February 12, 1997, the Audit Committee and Board of Directors of CORUS Bankshares, Inc. (Bankshares) recommended that the shareholders ratify Arthur Andersen LLP at the annual meeting as independent accountants of Bankshares for fiscal 1997. This recommendation causes the dismissal of KPMG Peat Marwick LLP
(KPMG) as the independent accountants of Bankshares upon the completion of the audit of Bankshares' financial statements as of and for the year ended December 31, 1996 and the issuance of their report thereon.

For the two years ended December 31, 1995, KPMG's reports on the financial statements did not contain an adverse or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

For the two years ended December 31, 1996 and from December 31, 1996 through the effective date of the dismissal, there have been no disagreements between KPMG and Bankshares on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

Bankshares has requested that KPMG furnish a letter addressed to the United States Securities and Exchange Commission stating whether KPMG agrees with the preceding statements. A copy of KMPG's letter dated February 18, 1997 is filed as Exhibit 16 hereto.

Item 5.  Other Events.

On February 12, 1997, the Board of Directors canceled the current 1 million common share repurchase program and approved a new 750,000 common share repurchase program. A total of 422,500 shares were repurchased during 1995 and 1996 under the 1 million share repurchase program. Management has no current plans to repurchase additional shares, but this position is contingent on market conditions.

Item 7.  Financial Statements and Exhibits

c.       Exhibits

         16.   Letter from the independent accountants pursuant to Item 4.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             CORUS BANKSHARES, INC.
                                  (Registrant)

February 18, 1997        By: /s/ Michael J. McClure
                             --------------------------------------
                             Michael J. McClure
                             First Vice President and
                             Chief Accounting Officer

                             (Principal Accounting Officer and
                             duly authorized Officer of Registrant)